FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2016 THIRD QUARTER RESULTS

Reports Fifth Consecutive Quarter of Profitability

West Palm Beach, FL – August 12, 2016 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its third fiscal quarter ended June 30, 2016.

Third Quarter 2016 Financial Highlights

  Income from Operations was $85 thousand compared to income of $494 thousand from the third quarter of 2015.

  Revenues were $6.7 million vs $7.2 million when compared to the third quarter of 2015.

  Gross profit percentage declined to 16.2% in the third quarter of 2016 compared to 18.6% in the third quarter of 2015.

  Net income was $78 thousand compared to income of $495 thousand in the third quarter of 2015.

  Earnings per share were $.01 per share compared to $.06 per share for the third quarter of 2015.

  Cash and cash equivalents totaled $5.2 million at June 30, 2016.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “This is the fifth consecutive quarter the company has had positive income from continuing operations and Net Income.  Despite a drop in our revenues for the 2016 quarter vs 2015, we will continue to focus our efforts on growing our existing business with our top tier Medical customers and continue to look for new business in diversified industries.  To that end, I am extremely pleased to announce that we have enhanced our sales force by recruiting two senior sales professionals – one based in the UK and one based in the USA.  Both will be focused on building new accounts.  I am confident that having streamlined our business as a platform for growth, the enhancement of our sales force will significantly augment our capability to grow revenues through an expansion of our existing customer base.  At the same time, we continue to successfully extend our relationships with our existing customers through long term sourcing agreements.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2015 and 2014. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding expectations for growth in revenues and profitability, expansion of our existing customer base, and results from new salespeople.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2016 quarter and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  These risks include the inability to expand our customer base, pricing pressures, lack of success of new salespeople and unanticipated issues with our affiliated sourcing agent.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2015 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

Michael Matte, CFO

(561) 465-0031

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Net revenues	$6,664,700	$7,230,953	$20,828,036	$22,422,152
Cost of goods sold	5,586,460	5,883,174	17,026,895	18,160,131
Gross profit	1,078,240	1,347,779	3,801,141	4,262,021

Operating expenses:
Sales and marketing	452,691	497,961	1,317,725	1,876,046
General and administrative	540,631	355,661	2,005,477	4,163,344
Total operating expenses	993,322	853,622	3,323,202	6,039,390

Income (loss) from operations	84,918	494,157	477,939	(1,777,369)
Other (income) expense:
Interest income	-	-	-	(3,022)
Loss on marketable securities, net	-	-	-	110,001
Other (income) expense, net	6,962	(953)	11,600	8,994
Total other (income) expense, net	6,962	(953)	11,600	115,973

Income (loss) from continuing operations	77,956	495,110	466,339	(1,893,342)
Income from discontinued operations, net	-	-	-	198,963
Net income (loss)	77,956	495,110	466,339	(1,694,379)
Preferred stock dividends and accretion	-	-	-	(475,580)
Net income (loss) applicable to common equity	$77,956	$495,110	$466,339	$(2,169,959)

Net income (loss)	$77,956	$495,110	$466,339	$(1,694,379)
Other comprehensive loss:
Translation adjustments	918	1,091	2	(615)
Comprehensive income (loss)	$78,874	$496,201	$466,341	$(1,694,994)

Net income (loss) per basic common share:
Income (loss) from continuing operations	$0.01	$0.06	$0.05	$(0.28)
Income from discontinued operations	0.00	0.00	0.00	0.02
Net income (loss) per basic common share	$0.01	$0.06	$0.05	$(0.26)

Net income (loss) per diluted common share:
Income (loss) from continuing operations	$0.01	$0.06	$0.05	$(0.28)
Income from discontinued operations	0.00	0.00	0.00	0.02
Net income (loss) per diluted common share	$0.01	$0.06	$0.05	$(0.26)

Weighted average number of common and
common equivalent shares outstanding:
Basic	8,586,879	8,364,247	8,492,222	8,329,950
Diluted	8,679,619	8,373,336	8,661,542	8,329,950

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,235,202	$4,042,124
Accounts receivable	4,729,192	5,454,129
Inventories	2,658,548	2,866,464
Prepaid expenses and other current assets	290,218	296,012
Total current assets	12,913,160	12,658,729
Property and equipment, net	81,740	78,733
Other assets	12,843	40,962
Total assets	$13,007,743	$12,778,424
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$143,286	$122,803
Due to Forward China	4,119,591	4,168,021
Accrued expenses and other current liabilities	707,097	1,039,085
Total current liabilities	4,969,974	5,329,909
Other liabilities	54,793	115,202
Total liabilities	5,024,767	5,445,111
Commitments and contingencies
Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized;
8,782,496 and 8,641,755 shares issued and outstanding
at June 30, 2016 and September 30, 2015, respectively	87,825	86,418
Additional paid-in capital	17,731,962	17,550,047
Accumulated deficit	(9,815,028)	(10,281,367)
Accumulated other comprehensive loss	(21,783)	(21,785)
Total shareholders' equity	7,982,976	7,333,313
Total liabilities and shareholders' equity	$13,007,743	$12,778,424

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.